SHARE EXCHANGE AGREEMENT

by and among

EXPRESS SYSTEMS CORPORATION
a Nevada Corporation

and

DWM PETROLEUM AG
a Swiss Corporation

and

THOSE PERSONS LISTED ON SCHEDULE A

Dated November 23, 2006

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Share Exchange Agreement"), made and entered into this 23rd day of November, 2006 by and among Express Systems Corporation, a Nevada corporation (together with its subsidiaries, "EXPY"), DWM Petroleum AG, a Swiss corporation ("DWM Petroleum") and those stockholders of DWM Petroleum listed on Schedule A hereto ("Exchanging Stockholders").

Premises

A. This Agreement provides for the acquisition of DWM Petroleum by EXPY whereby DWM Petroleum shall become a wholly owned subsidiary of EXPY and in connection therewith, the issuance of 80,000,000 ($.001 par value per share) post split restricted shares of common stock of EXPY equal to approximately 73% of the outstanding shares of common stock after the exchange of EXPY to the shareholders of DWM Petroleum and the raising of the minimum gross amount of $10,000,000 through the sale of equity.

B. The boards of directors of DWM Petroleum and EXPY have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF EXPY

As an inducement to and to obtain the reliance of DWM Petroleum and the Exchanging Stockholders, EXPY represents and warrants as follows:

Section 1.1 Organization. EXPY is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires

qualification. Included in Schedule 1.1 annexed hereto are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of EXPY as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of EXPY's articles of incorporation or bylaws, as amended. EXPY has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 1.2 Capitalization. The authorized capitalization of EXPY consists of 25,000,000 common shares, $.001 par value per share, and no Preferred Shares. As of the date hereof, EXPY has 10,055,200 common shares issued and outstanding. EXPY is presently a public company listed on the OTC Bulletin Board under the symbol "EXPY.OB", is up to date with all filings, and is fully compliant and in good standing. Prior to closing, EXPY will increase its authorize capital from 25,000,000 to 200,000,000 and effect a 2:1 forward stock split.

All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. EXPY has no other securities, warrants or options authorized or issued.

Section 1.3 Subsidiaries and Predecessor Corporations. EXPY does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation, except as set forth in Schedule 1.3 annexed hereto. All such subsidiaries shall be assigned to others for nominal consideration prior to Closing.

Section 1.4 Options and Warrants. There are no existing options, warrants, calls or commitments of any character to which EXPY is a party and by which it is bound.

Section 1.5 Claims, Litigation and Proceedings. To the best of EXPY's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against EXPY, affecting EXPY or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of EXPY. EXPY does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.6 Material Contract Defaults. To the best of EXPY's knowledge and belief, EXPY is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of EXPY, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which EXPY has not taken adequate steps to prevent such a default from occurring.

Section 1.7 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which EXPY is a party or to which any of its properties or operations are subject.

Section 1.8 Governmental Authorizations. To the best of EXPY's knowledge and belief, EXPY has all licenses, franchises, permits or other governmental authorizations legally required to enable EXPY to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by EXPY of this Agreement and the consummation of EXPY of the transactions contemplated hereby. EXPY is current with all of its reporting obligations of the Securities Exchange Act of 1934, as amended.

Section 1.9 Tax Matters; Books & Records

(a) The books and records, financial and others, of EXPY are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(b) EXPY has no liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

Section 1.10 Information. The information concerning EXPY as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.11 Title and Related Matters. EXPY owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with EXPY's business. No third party has any right to, and EXPY had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of EXPY or any material portion of its properties, assets or rights.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF DWM PETROLEUM

As an inducement to, and to obtain the reliance of EXPY, DWM Petroleum represents and warrants as follows:

Section 2.1 Organization. DWM Petroleum is a corporation duly organized, validly existing and in good standing under the laws of Switzerland and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the country or states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The set of corporate formation documents previously provided to EXPY and annexed hereto as Schedule 2.1 are complete and correct as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision thereof. DWM Petroleum has full power, authority and legal right and has taken all action required by law, its charter or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2 Capitalization. The authorized capitalization of DWM Petroleum consists of 1,000,000 common registered shares, CHF 0.10 par value per share and no Preferred shares. All issued and outstanding DWM Petroleum shares have been legally issued and are nonassessable.

Section 2.3 Subsidiaries. DWM Petroleum currently owns the subsidiaries set forth on Schedule 2.3 annexed hereof. Any and all subsidiaries of DWM Petroleum are corporations duly organized, validly existing and in good standing under the laws of organization and have the corporate power and are duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of their properties and assets and to carry on their business in all material respects as it is now being conducted, including qualification to do business as foreign entities in the countries or states in which the character and location of the assets owned by them or the nature of the business transacted by them requires qualification.

Section 2.4 Tax Matters; Books & Records

(a) The books and records, financial and others, of DWM Petroleum are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and [Financial Statements to be annexed].

(b) DWM Petroleum has no liabilities with respect to the payment of taxes of any kind (including any deficiencies, interest or penalties).

(c) All material assets of DWM Petroleum are listed herein and attached as Schedule 2.4(c).

Section 2.5 Information. The information concerning DWM Petroleum as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.6 Title and Related Matters. DWM Petroleum has good and marketable title to and, except as stated herein, is the sole and exclusive owner of all of its properties, licenses, inventory, interests in properties and assets, real and personal (collectively, the "Assets"), free and clear of all liens, pledges, charges or encumbrances. In particular, DWM Petroleum has 20% of the issued and outstanding share capital in JSC South Petroleum Company, holder of various petroleum licenses in Kyrgyzstan, subject to a majority shareholders' agreement between Santos and DWM Petroleum (the "Shareholders' Agreement"). DWM Petroleum owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with DWM Petroleum's business. No third party has any right to, and DWM Petroleum had not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of DWM Petroleum or any material portion of its properties, assets or rights.

Section 2.7 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of DWM Petroleum's knowledge and belief, threatened by or against or affecting DWM Petroleum, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of DWM Petroleum. DWM Petroleum does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.8 Contracts. On the Closing Date:

(a) DWM Petroleum will not be a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as DWM Petroleum can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of DWM Petroleum; and

(b) Other than what is disclosed hereunder, and the agreements found in Schedule 2.8(b) DWM Petroleum is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred

compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) contract, agreement, or other commitment involving payments by it for more than $10,000 in the aggregate. It is expressly understood and agreed that (i) DWM owes various shareholder loans which will be written off against tax losses as they occur and will not be paid from the proceeds of the equity raised contemplated by this Share Exchange Agreement; (ii) the deferred payment of shares under 3.2 (d) of the Santos Farmin Agreement are assigned to and shall be paid to the DWM Shareholders at this date and not to DWM Petroleum.

Section 2.9 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which DWM Petroleum is a party or to which any of its properties or operations are subject.

Section 2.10 Material Contract Defaults. To the best of DWM Petroleum's knowledge and belief, DWM Petroleum is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of DWM Petroleum, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which DWM Petroleum has not taken adequate steps to prevent such a default from occurring.

Section 2.11 Governmental Authorizations. To the best of DWM Petroleum's knowledge, DWM Petroleum has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof.

Section 2.12 Compliance With Laws and Regulations. To the best of DWM Petroleum's knowledge and belief, DWM Petroleum has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business; operations, properties, assets or condition of DWM Petroleum or would not result in DWM Petroleum's incurring any material liability.

Section 2.13 Material Transactions or Affiliations. DWM Petroleum has provided EXPY with copies of all material contracts to which DWM Petroleum is a party and which are to be performed in whole or in part after the date hereof. DWM Petroleum has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any of its directors or person owning of record, or known by DWM Petroleum to own beneficially, ten percent

(10%) or more the issued and outstanding Common Stock of DWM Petroleum and which is to be performed in whole or in part after the date hereof. DWM Petroleum has no commitment, whether written or oral, to lend and funds to, borrow and money from or enter into any other material transactions with, any such affiliated person.

Section 2.14 Labor Relations. DWM Petroleum has never had a work stoppage resulting from labor problems.

ARTICLE III

EXCHANGE PROCEDURE AND OTHER CONSIDERATION

Section 3.1 Share Exchange/Delivery of DWM Petroleum Securities. Upon due and complete execution by the Exchanging Stockholders of the Subscription Agreements ("Subscription Agreements") in the form attached as Schedule 3.1, the DWM Petroleum Exchanging Stockholders will deliver their shares of DWM Common Registered Stock to EXPY and will relinquish all rights, title and interest to and in the DWM Petroleum Common Registered Shares held by them and hereto receive the number of shares of EXPY common stock as set out by each of the DWM Petroleum Exchanging Stockholders' name as per Schedule 3.1. DWM Common Registered Stock delivered with any resulting fractional figure less than 1 share shall be rounded up.

Section 3.2 Transfer of DWM Petroleum Common Shares. In exchange for all of the DWM Petroleum Common Shares tendered pursuant to Section 3.1, EXPY shall issue an aggregate of 80,000,000 post split restricted EXPY Common Shares equal to approximately 73% of the total outstanding after the completion of the raising of equity in the amount of $10,000,000, (with an allowance at the sole discretion of EXPY for an over allotment of $2,000,000 to raise a total of $12,000,000 and corresponding adjustment to the percentage of total shares held by the shareholders of DWM Petroleum) to the shareholders of DWM Petroleum. Such shares shall be "restricted" in accordance with Regulation S of the Securities Act of 1933, as amended ("Securities Act"). The transfer of stock referred to in this Section 3.2 shall be subject to the terms of the Subscription Agreement attached as Exhibit 3.2.

Section 3.3 Events Prior to Closing. Upon execution hereof or as soon thereafter as practicable, management of DWM Petroleum and EXPY shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced herein below.

Section 3.4 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be no later than January 31, 2007 unless otherwise agreed by EXPY and DWM Petroleum.

Section 3.5 Officers of EXPY After Acquisition. At the Closing, EXPY will cause the current officers of EXPY to resign and appoint:

(a) Mr. Alexander Becker as Chief Executive Officer of EXPY;
(b) Mr. Peter-Mark Vogel as Chief Financial Officer; and
(c) Mr. Yaroslav Bandurak as Chief Technical Officer.

Section 3.6 Board of Directors of EXPY After Acquisition. At the Closing, the current directors of EXPY will resign and cause the following to be elected directors:

(a) Mr. Heinz Scholz, as Chairman;
(b) Mr. Peter-Mark Vogel;
(c) Mr. Alexander Becker;
(d) Mr. Michael Velletta;
(e) One designee of EXPY; and
(f) One outside individuals to be mutually determined.

ARTICLE IV

SPECIAL COVENANTS

Section 4.1 Access to Properties and Records. It is acknowledged by each of EXPY and DWM Petroleum, that its officers and authorized representatives have been afforded full access to the other's properties, books and records of DWM Petroleum and EXPY as the case may be, so that each had full opportunity to make such reasonable investigation as it desired to make of the affairs of the other and each has furnished the other with such additional financial and operating data and other information as to the business and properties of DWM Petroleum and EXPY as the case may be, as the other shall from time to time reasonably request.

Section 4.2 Availability of Regulation S. Each of the parties acknowledge that the common stock of EXPY to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in the Securities Act of 1933, as amended. EXPY is under no obligation to register such shares under the Securities Act, or otherwise. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.3 Special Covenants and Representations Regarding the DWM Petroleum Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the EXPY Common Shares to the Shareholders of DWM Petroleum as contemplated hereby, constitutes the offer and sale of securities under the Securities Act of 1933 as amended, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statute which depends, inter alia, upon the circumstances under which the DWM Petroleum Shareholders acquire such securities.

Section 4.4 Third Party Consents. DWM Petroleum and EXPY agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.5 Indemnification.

(a) DWM Petroleum hereby agrees to indemnify EXPY and each of the officers, agents and directors of EXPY against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against and litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b) EXPY hereby agrees to indemnify DWM Petroleum and each of the officers, agents, directors and current shareholders of DWM Petroleum as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF EXPY

The obligations of EXPY under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 Accuracy of Representations. The representations and warranties made by DWM Petroleum in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and DWM Petroleum shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by DWM Petroleum prior to or at the Closing.

Section 5.2 Shareholder Approval. A minimum of 95% of the Shareholders of DWM Petroleum shall have approved this Agreement and the transactions contemplated herein.

Section 5.3 No Material Adverse Change. Prior to the Closing Date, there shall not have

occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations or DWM Petroleum.

Section 5.4 Other Items. EXPY shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as EXPY may reasonably request.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF DWM PETROLEUM

The obligations of DWM Petroleum and the Exchanging Stockholders under this Agreement are subject to the satisfaction, at or before the Closing date (unless otherwise indicated herein), of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by EXPY in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and EXPY shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by EXPY prior to or at the Closing.

Section 6.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations or nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of EXPY.

ARTICLE VII

FINANCINGS

Section 7.1 Financing Post-Closing. EXPY shall have sold a minimum of 10,000,000 units (the "Units") at a purchase price of $1.00 per Unit (the "Purchase Price") prior to January 31, 2007. EXPY reserves the right to sell an over allotment of 2,000,000 Units for a total of 12,000,000 Units without further adjustment to the number of shares delivered to the Exchanging Stockholders. Each Unit consisting of 1 share of EXPY post split Common Stock, ½ EXPY Series A common stock purchase warrant ("A" Warrants") and ½ EXPY Series B common stock purchase warrants ("B Warrants") in the forms annexed hereto as Schedule 7.1.

ARTICLE VIII

OBLIGATION OF EXPY TO DWM PETROLEUM SHAREHOLDERS AFTER CLOSING: EXPLOITATION BONUS

The parties hereto agree that EXPY shall have the obligation to issue 500,000 shares of EXPY common stock for every 50 million barrels of P50 reserves net to EXPY from the Kyrgyzstan assets and the potential Albanian and Tajikistan assets (if successfully acquired) up to a maximum of 2.5 billion barrels of P50 oil reserves to former DWM Petroleum Shareholders. The Mechanics for the issuance of these shares are described in Schedule 4.1

ARTICLE IX

FURTHER OBLIGATION OF EXPY

At the Closing, EXPY will change its name to "Manas Petroleum Corporation," effect a 2:1 stock split, increase its authorized capital from 25,000,000 to 200,000,000 and shall not use any of the proceeds resulting from the sale of equity provided for in Section 7.2 to pay shareholder debt in EXPY or any of its subsidiaries for up to two (2) years of the Closing Date.

ARTICLE X

MISCELLANEOUS

Section 10.1 Brokers and Finders. A finder's fee of 400,000 shares of EXPY common stock will be issued to Conrad Weiss and/or his assignee.

Section 10.2 Law, Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, United States of America. Jurisdiction is British Columbia.

Section 10.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to EXPY:

Express Systems Corporation
Mr. Randle Barrington-Foote
President
114 West Magnolia Street, Suite 446
Bellingham, WA 98225
Tel: 800 661-7830
Fax: 888 639-4097

With a copy to

William Rosenstadt, Esq.
Rubin, Bailin, Ortoli, LLP
405 Park Avenue
New York, New York, 10022-4405
Tel: 212 935-0900
Fax: 212 826 9307

If to DWM Petroleum:

DWM Petroleum AG
Mr. Peter-Mark Vogel
Chief Financial Officer
Bahnhofstrasse 9
CH-6341 Bar
Tel: +41 44 718 1032
Fax: +41 44 718 1039

With a copy to:

Michael Velletta, Esq.
Velletta & Company
4th Floor, 931 Fort Street
Victoria, BC
V8V 3K3
Canada
Phone: 250 383 9104
Fax: 250 383 1922

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have given as of the date so delivered, mailed or telegraphed.

Section 10.4 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 10.5 Third Party Beneficiaries. This contract is solely among DWM Petroleum, the Exchanging Stockholders and EXPY and except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 10.6 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except a set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 10.7 Survival; Termination. The representations, warranties and covenants of the

respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of 24 months.

Section 10.8 Counterparts. This Agreements may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 10.9 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 10.10 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

Section 10.11 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation thereof.

Section 10.12 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 10.13 Benefit. This Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

Section 10.14 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 10.15 Failure of Conditions; Termination. In the event of any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

Section 10.16 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against wither party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 10.17 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:

____

EXPRESS SYSTEMS CORPORATION, INC.

By: ______________________
Randle Barrington-Foote
PRESIDENT

ATTEST:

____

DWM PETROLEUM AG

By: ______________________
Name:
President and Chairman

ATTEST:

____

By: ______________________
Representing DWM Parties

The Persons Listed on Schedule A

____